EXHIBIT 21

                   SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

                                                             Percentage of
                                                           voting securities
                                      Jurisdiction of      owned directly or
     Name                             Incorporation      indirectly by Quaker
     ----                             ---------------    --------------------
  *  Quaker Chemical Europe B.V.      Holland                    100%
  *  Quaker Chemical B.V.             Holland                    100%
  +* Quaker Chemical Holdings UK      United Kingdom             100%
       Limited
  *  Quaker Chemical Limited          United Kingdom             100%
  *  Quaker Chemical S.A.             France                     100%
  ** Quaker Chemical South            Republic of                 50%
       Africa (Pty.) Limited          South Africa
  *  Quaker Chemical, S.A.            Spain                      100%
  *  Quaker Chemical S.A.             Argentina                  100%
  +  Quaker Chemical Participacoes,   Brazil                     100%
       Ltda.
  *  Quaker Chemical Industria e      Brazil                      90%
     Comercio Ltda.
  *  Quaker Chemical India Limited    India                       55%
  ** Kelko Quaker Chemical, S.A.      Venezuela                   50%
  *  Quaker Chemical Limited          Hong Kong                  100%
  *  Wuxi Quaker Chemical Co.,        China                       60%
       Ltd.
  +* Quaker Chemical South East       Singapore                  100%
       Asia Pte. Ltd.
  ** Nippon Quaker Chemical, Ltd.     Japan                       50%
  *  Quaker Chemical (Australasia)    State of New South          51%
       Pty. Limited                   Wales, Australia
  ** TecniQuimia Mexicana             Mexico                      40%
       S.A. de C.V.
  +* SB Decking, Inc. (formerly       Delaware, U.S.A.           100%
       Selby, Battersby & Co.)
  *  Quaker Chemical Corporation      Delaware, U.S.A.           100%
  +  Quaker Chemical Management,      Delaware, U.S.A.           100%
       Inc.
  *  AC Products, Inc.                California, U.S.A.         100%
  ** Fluid Recycling Services         Michigan, U.S.A.            50%
       Company, LLC
__________________
 + A non-operating company.
 * Included in the consolidated financial statements.
** Accounted for in the consolidated financial statements under the equity method.